                                                          Exhibit No. EX-99.h.1.

                                     Form of

                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT

     THIS  AGREEMENT is made as of this ___ day of  ____________,  200_,  by and between _______ Funds, a ____________ business trust (the "Trust"), and UMB Fund
Services, Inc., a Wisconsin corporation (the "Administrator").

     WHEREAS,  the Trust is an open-end  investment company registered under the
Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares of beneficial interests (the "Shares") in separate series with each such series  representing  interests in a separate  portfolio of securities  and other assets; and

     WHEREAS,  the Trust and the Administrator desire to enter into an agreement pursuant  to which  the  Administrator  shall  provide  administration  and fund accounting services to such investment  portfolios of the Trust as are listed on
Schedule  A hereto  and any  additional  investment  portfolios  the  Trust  and
Administrator  may agree upon and include on Schedule A as such  Schedule may be amended  from  time to  time  (such  investment  portfolios  and any  additional investment  portfolios are individually referred to as a "Fund" and collectively the "Funds").

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby  acknowledged,  the parties hereto,  intending to be legally bound, do hereby agree as follows:

1.   Appointment

     The Trust  hereby  appoints the  Administrator  as  administrator  and fund accountant  of the  Funds  for the  period  and on the  terms  set forth in this
Agreement.  The Administrator  accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.   Services as Administrator

     (a) Subject to the  direction  and control of the Trust's Board of Trustees and utilizing information provided by the Trust and its current and prior agents and service  providers,  the  Administrator  will provide the services listed on
Schedule B hereto.  The duties of the  Administrator  shall be confined to those expressly  set forth  therein,  and no implied  duties are  assumed by or may be asserted against the Administrator hereunder.

     (b)  The  Trustees  of  the  Trust  shall  cause  the  officers,  trustees, investment adviser(s) and sub-advisers,  legal counsel, independent accountants, transfer  agent,  custodian  and other  service  providers  and agents,  past or present,  for the Funds to cooperate with the  Administrator  and to provide the
Administrator with such information,  documents and advice relating to the Funds
and  the  Trust  as  necessary  and/or   appropriate  or  as  requested  by  the
Administrator,  in order to enable  the  Administrator  to  perform  its  duties hereunder.  In connection with its duties  hereunder,  the  Administrator  shall
(without investigation or verification) be entitled and is hereby instructed to, rely upon any and all instructions, advice, information or documents provided to the  Administrator by an officer or representative of the Funds or by any of the aforementioned  persons.  The  Administrator  shall be  entitled  to rely on any document  that it  reasonably  believes to be genuine and to have been signed or presented by the proper party.  Fees charged by such persons shall be an expense of the Trust. The  Administrator  shall not be held to have notice of any change of  authority of any officer,  agent,  representative  or employee of the Trust, investment  adviser(s)  or service  provider  until  receipt  of written  notice thereof from the Trust. As used in this Agreement, the term "investment adviser"
includes all sub-advisers or persons performing similar services.

     (c)  To the  extent  required  by  Rule  31a-3  under  the  1940  Act,  the
Administrator  hereby  agrees that all records  which it maintains for the Trust pursuant  to its duties  hereunder  are the  property  of the Trust and  further agrees to  surrender  promptly to the Trust any of such records upon the Trust's request.  Subject  to  the  terms  of  Section  6,  and  where  applicable,  the
Administrator  further  agrees to preserve  for the periods  prescribed  by Rule
31a-2  under  the  1940  Act the  records  described  in  Schedule  B which  are maintained by the Administrator for the Trust.

     (d)  It  is  understood  that  in  determining  security  valuations,   the
Administrator employs one or more pricing services, as directed by the Trust, to determine  valuations of portfolio  securities for purposes of  calculating  net asset values of the Trust.  The Trust shall  identify to the  Administrator  the pricing  service(s)  to be  utilized on behalf of the Trust.  The  Administrator shall price the  securities  and other  holdings  of the Trust for which  market quotations  or  prices  are  available  by the use of such  services.  For those securities where prices are not provided by the pricing  service(s)  utilized by the  Administrator,  the Trust  shall  approve,  in good  faith,  the method for determining the fair value of the  securities.  The Trust's  investment  adviser shall  determine or obtain the valuation of the  securities  in accordance  with those procedures and shall deliver to the Administrator the resulting prices for use in its calculation of net asset values.  The  Administrator is authorized to rely on the prices  provided by such  service(s)  or by the  Trust's  investment adviser(s) or other authorized representative of the Trust without investigation or verification.

     (e) The Trust's Board of Trustees and the Funds' investment adviser(s) have and retain primary  responsibility  for all compliance  matters  relating to the
Funds  including but not limited to  compliance  with the 1940 Act, the Internal
Revenue  Code of 1986,  as amended,  the USA PATRIOT ACT of 2002,  the  Sarbanes
Oxley Act of 2002 and the policies and  limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional
Information.  The Administrator's monitoring and other functions hereunder shall not relieve the Board and the investment  adviser(s) of their primary day-to-day responsibility for assuring such compliance.

     (f) The Trust hereby certifies that each Fund is lawfully eligible for sale in each  jurisdiction  indicated  for  such  Fund on the list  furnished  to the
Administrator as of the date of this Agreement.

3.   Fees; Delegation; Expenses

     (a) In consideration of the services  rendered  pursuant to this Agreement, the Trust will pay the  Administrator a fee,  computed daily and payable monthly based on monthly net assets,  plus out-of-pocket  expenses,  each as provided in
Schedule C hereto. In addition,  to the extent that the Administrator  corrects, verifies or addresses any prior actions or inactions by any Fund or by any prior service  provider,  the  Administrator  shall be entitled to additional  fees as provided in Schedule C. Fees shall be earned and paid monthly in an amount equal to at least 1/12th of the  applicable  annual fee.  Basis point fees and minimum annual  fees apply  separately  to each  Fund,  and  average  net assets are not aggregated  in  calculating  the  applicable  basis  point  fee per  Fund or the applicable  minimum.  Fees shall be adjusted in accordance with Schedule C or as otherwise agreed to by the parties from time to time. The parties may amend this
Agreement to include fees for any  additional  services  requested by the Trust, enhancements to current  services,  or to add Funds for which the  Administrator has been retained. The Trust agrees to pay the Administrator's then current rate for additional  services  provided,  or for  enhancements  to existing  services currently provided, after the execution of this Agreement.

     (b) For the purpose of determining fees payable to the  Administrator,  net asset value shall be computed in accordance  with the Trust's  Prospectuses  and resolutions  of the Trust's  Board of Trustees.  The fee for the period from the day of the month  this  Agreement  is  entered  into until the end of that month shall be  pro-rated  according to the  proportion  that such period bears to the full monthly period.  Upon any  termination of this Agreement  before the end of any month, the fee for such part of a month shall be pro-rated  according to the proportion  which  such  period  bears to the full  monthly  period and shall be payable  upon the date of  termination  of this  Agreement.  Should the Trust be liquidated,  merged with or acquired by another fund or investment company,  any accrued fees shall be immediately payable.

     (c) The  Administrator  will bear all expenses incurred by it in connection with the  performance  of its  services  under  Section 2,  except as  otherwise provided herein.  The Administrator  shall not be required to pay or finance any costs and expenses  incurred in the operation of the Funds,  including,  but not limited to: taxes; interest; brokerage fees and commissions;  salaries, fees and expenses of officers  and  Trustees;  Securities  and Exchange  Commission  (the
"Commission")  fees  and  state  Blue  Sky  fees;   advisory  fees;  charges  of
custodians,  transfer agents, dividend disbursing and accounting services agents and other service  providers;  security pricing  services;  insurance  premiums;
outside  auditing and legal expenses;  costs of organization  and maintenance of corporate  existence;  taxes  and fees  payable  to  federal,  state  and  other governmental agencies; preparation,  typesetting, printing, proofing and mailing of prospectuses,  statements of additional  information,  supplements,  notices, forms and  applications  and proxy  materials  for  regulatory  purposes and for
distribution  to  current  shareholders;   preparation,  typesetting,  printing,
proofing  and  mailing  and other  costs of  shareholder  reports;  expenses  in connection  with  the  electronic  transmission  of  documents  and  information including  electronic  filings with the Commission and the states;  research and statistical data services; expenses incidental to holding meetings of the Fund's shareholders and Trustees;  fees and expenses  associated with internet,  e-mail and other related activities; and extraordinary expenses.  Expenses incurred for distribution  of shares,  including  the  typesetting,  printing,  proofing  and mailing of prospectuses for persons who are not shareholders of the Trust,  will be borne by the Funds' investment adviser, except for such expenses permitted to be paid by the Trust  under a  distribution  plan  adopted  in  accordance  with applicable  laws.  The  Administrator  shall not be required to pay any Blue Sky fees or take any related  Blue Sky actions  unless and until it has received the amount of such fees from the Trust.

     (d)  Except  as  otherwise  specified,  fees  payable  hereunder  shall  be calculated in arrears and billed on a monthly basis. The Trust agrees to pay all fees within thirty days of receipt of each invoice.  The  Administrator  retains the right to charge  interest  in the amount of 1-1/2  percent  per month on any amounts that remain unpaid beyond such thirty day period.

4.   Proprietary and Confidential Information

     The  Administrator  agrees on behalf of itself and its  employees  to treat confidentially and as proprietary  information of the Trust all records relative to the Funds'  shareholders,  not to use such  records and  information  for any purpose other than performance of its responsibilities and duties hereunder, and not to disclose such information  except where the  Administrator may be exposed to civil or  criminal  proceedings  for  failure to comply,  when  requested  to divulge such information by duly constituted  authorities or court process, when subject  to  governmental  or  regulatory  audit  or  investigation,  or when so requested by the Trust. In case of any requests or demands for inspection of the records  of the  Funds,  the  Administrator  will  endeavor  to notify the Trust promptly and to secure  instructions  from a  representative  of the Trust as to such inspection.  Records and information  which have become known to the public through no wrongful act of the Administrator or any of its employees,  agents or representatives,  and  information  which was already in the  possession  of the
Administrator prior to the date hereof, shall not be subject to this paragraph.

5.   Limitation of Liability

     (a) The  Administrator  shall not be liable  for any error of  judgment  or mistake  of law or for any loss  suffered  by the Funds in  connection  with the matters to which this  Agreement  relates,  except for a loss resulting from the
Administrator's willful misfeasance,  bad faith or negligence in the performance of its duties or from  reckless  disregard by it of its  obligations  and duties under this Agreement. Furthermore, the Administrator shall not be liable for (i)
any action taken or omitted to be taken in  accordance  with or in reliance upon written or oral instructions,  advice,  data,  documents or information (without investigation or verification)  received by the Administrator from an officer or representative  of the Trust,  or from a  representative  of any of the  parties referenced  in Section 2, (ii) its reliance on the security  valuations  without investigation  or  verification  provided  by pricing  service(s),  the  Trust's investment adviser(s) or representatives of the Trust, or (iii) any action taken or omission by a Fund, the Trust,  investment  adviser(s) or any past or current service provider.

     (b) The Administrator assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data or documents, errors, delay or any other loss  whatsoever  caused by events  beyond  its  reasonable  control.  The
Administrator  will,  however,  take all  reasonable  steps to minimize  service interruptions  for any  period  that  such  interruption  continues  beyond  its control.

     (c) The Trust agrees to indemnify and hold harmless the Administrator,  its employees, agents, officers,  directors,  affiliates and nominees (collectively, the "Indemnified Parties") from and against any and all claims, demands, actions and suits,  and from and against  any and all  judgments,  liabilities,  losses, damages,  costs,  charges,  reasonable  counsel fees and other expenses of every nature  and  character  which  may  be  asserted  against  or  incurred  by  any
Indemnified  Party or for which  any  Indemnified  Party  may be held  liable (a
"Claim")  arising  out of or in any  way  relating  to (i)  the  Administrator's
actions  or  omissions   except  to  the  extent  a  Claim   resulted  from  the
Administrator's willful misfeasance, bad faith, or negligence in the performance of its duties hereunder or from reckless  disregard by it of its obligations and duties hereunder; (ii) the Administrator's reliance on, implementation of or use of (without  investigation  or  verification)  advice,  instructions,  requests,
directions,   information,   data,   records  and  documents   received  by  the
Administrator   from  any  party   referenced  in  Section  2  hereof  or  other
representative  of the Trust,  or (iii) any action  taken by or  omission of the
Trust, investment adviser(s) or any past or current service provider.

     (d) In no event and under no  circumstances  shall the  Administrator,  its affiliates  or any of its or  their  officers,  directors,  members,  agents  or employees be liable to anyone, including,  without limitation,  the other party, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages  for any act or failure  to act under any  provision  of this  Agreement regardless of whether such damages were  foreseeable  and even if advised of the possibility  thereof.  The  indemnity and defense  provisions  set forth in this
Section 5 shall  indefinitely  survive the termination and/or assignment of this
Agreement.

6.   Term

     (a) This Agreement shall become  effective with respect to each Fund listed on Schedule A hereof as of the date this Agreement is executed and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule
A to this  Agreement  relating to that Fund is executed.  This  Agreement  shall continue  in effect  with  respect to each Fund  until  terminated  as  provided herein.  Either  party may  terminate  this  Agreement at any time by giving the other party a written notice not less than sixty (60) days prior to the date the termination is to be effective.

     (b) The terms of this  Agreement  shall not be waived,  altered,  modified, amended or supplemented in any manner whatsoever except by a written  instrument signed by the Administrator and the Trust.

     (c) Notwithstanding  anything herein to the contrary,  upon the termination of this Agreement or the liquidation of a Fund or the Trust,  the  Administrator shall deliver the records of the Fund(s) and/or Trust as the case may be, in the form  maintained  by the  Administrator  (to the extent  permitted by applicable license  agreements)  to the Trust or person(s)  designated  by the Trust at the
Trust's  cost and expense,  and  thereafter  the Trust or its designee  shall be solely  responsible  for preserving the records for the periods  required by all applicable laws,  rules and regulations.  The Trust shall be responsible for all expenses  associated with the movement (or duplication) of records and materials and  conversion  thereof  to a  successor  fund  accounting  and  administrative services  agent,  including all  reasonable  trailing  expenses  incurred by the
Administrator.  In addition,  in the event of termination of this Agreement,  or the  proposed  liquidation  or merger of the Trust or a  Fund(s),  and the Trust
requests  the  Administrator  to  provide  additional   services  in  connection
therewith, the Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree.

     (d) Notwithstanding any other provision of this Agreement,  in the event of an  agreement  to enter  into a  transaction  that  would  result in a Change of
Control,  as hereinafter  defined, of the Trust's investment adviser or sponsor, the Trust's ability to terminate this Agreement pursuant to this Section 6 shall be suspended  from the time of such agreement  until  eighteen  months after the
Change of Control. For purposes of this Agreement,  a "Change of Control" of the investment  adviser or sponsor  means a change in  ownership  or control of more than fifty percent (50%) of the common stock or shares of beneficial interest of such investment adviser or sponsor or its parent company.

7.   Non-Exclusivity

     The services of the  Administrator  rendered to the Trust are not deemed to be exclusive.  The Administrator may render such services and any other services to others,  including other investment companies. The Trust recognizes that from time to time directors, officers and employees of the Administrator may serve as trustees,  directors,  officers and employees of other entities (including other investment  companies),  and that the  Administrator or its affiliates may enter into other agreements with such other entities.

8.   Governing Law; Invalidity

     This Agreement  shall be governed by Wisconsin  law,  excluding the laws on conflicts  of laws.  To the  extent  that the  applicable  laws of the  State of
Wisconsin,  or  any of the  provisions  herein,  conflict  with  the  applicable provisions of the 1940 Act, the latter shall  control,  and nothing herein shall be construed in a manner  inconsistent with the 1940 Act or any rule or order of the  Commission  thereunder.  Any  provision  of  this  Agreement  which  may be determined  by competent  authority to be  prohibited  or  unenforceable  in any jurisdiction  shall,  as to such  jurisdiction,  be ineffective to the extent of
such  prohibition  or  unenforceability   without   invalidating  the  remaining
provisions  hereof,  and  any  such  prohibition  or   unenforceability  in  any
jurisdiction shall not invalidate or render  unenforceable such provision in any other  jurisdiction.  In such case,  the parties  shall in good faith  modify or substitute such provision consistent with the original intent of the parties.

9.   Notices

     Any notice  required or  permitted to be given by either party to the other shall be in  writing  and  shall be  deemed  to have  been  given  when  sent by registered or certified mail,  postage  prepaid,  return receipt  requested,  as follows:  Notice to the Administrator shall be sent to UMB Fund Services,  Inc.,
803 West Michigan Street,  Suite A, Milwaukee,  WI, 53233,  Attention:  Peter J.
Hammond,  with a copy to General Counsel,  and notice to the Trust shall be sent to  ________  Funds,  _____________________________________________,  Attention:
President.

10.  Entire Agreement

     This Agreement,  together with the Schedules  attached hereto,  constitutes the entire Agreement of the parties hereto.

11.  Trust Limitations

     This  Agreement  is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust  individually but are binding only upon the Fund to which such  obligations  pertain and the assets and  property of such Fund.  All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis,  and the assets of one Fund shall not be liable  for the  obligations  of another Fund.  The Fund's  Declaration of Trust is on file with the Secretary of
State of _____________.

12.  Miscellaneous

     (a) This Agreement may be executed in any number of  counterparts,  each of which shall be deemed to be an original  agreement but such  counterparts  shall together constitute but one and the same instrument.  The facsimile signature of any party to this Agreement  shall  constitute  the valid and binding  execution hereof by such party.

     (b) The Trust  hereby  grants to the  Administrator  the  limited  power of attorney on behalf of the Funds to sign Blue Sky forms and related  documents in connection with the performance of its obligations under this Agreement.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed  by a duly  authorized  officer  as of the day  and  year  first  above written.

                                ________ FUNDS
                                (the "Trust")

                                By:____________________________________________
                                         President

                                UMB FUND SERVICES, INC.
                                ("Administrator")

                                By:____________________________________________
                                         Executive Vice President

                                   Schedule A
                                     to the
                  Administration and Fund Accounting Agreement
                                 by and between
                                 ________ Funds
                                       and
                             UMB Fund Services, Inc.

                                  Name of Funds

                                   Schedule B
                                     to the
                  Administration and Fund Accounting Agreement
                                 by and between
                                 ________ Funds
                                       and
                             UMB Fund Services, Inc.

                                    SERVICES

Subject to the  direction  and  control of the  Trust's  Board of  Trustees  and utilizing  information  provided by the Trust and its agents,  the Administrator will:

o    provide office space, facilities,  equipment and personnel to carry out its services hereunder;

o    compile data for and prepare  with  respect to the Funds timely  Notices to the  Commission  required  pursuant  to Rule  24f-2  under the 1940 Act and
     Semi-Annual Reports on Form N-SAR;

o    prepare  and  review the  financial  statement  for the  Funds'  Annual and
     Semi-Annual   Reports   included  in  Form  N-CSR  as  required  under  the
     Sarbanes-Oxley  Act; assist in compiling  exhibits and disclosures for Form
     N-CSR as requested by the Adviser;

o    assist in the  preparation  for execution by the Trust and file all federal income and excise tax returns and state  income tax returns (and such other required tax filings as may be agreed to by the  parties)  other than those required to be made by the Trust's custodian or transfer agent,  subject to
     the  review  and  approval  of  the  Trust  and  the  Trust's   independent
     accountants;

o    prepare the financial  statements  for the Annual and  Semi-Annual  Reports required  pursuant  to  Section  30(d)  under the 1940 Act,  subject to the review and approval of the Trust and the Trust's independent accountants;

o    provide  financial and Fund  performance  information  for inclusion in the
     Registration  Statement  for the  Trust  (on Form  N-1A or any  replacement therefor)  and any  amendments  thereto,  subject  to the  review  of Trust counsel;

o    determine and periodically  monitor each Fund's income and expense accruals and cause all  appropriate  expenses to be paid from Trust assets on proper authorization from the Trust;

o    calculate  income  factors  and daily net asset  values of each Fund (i) in accordance  with  the  Trust's  operating  documents  as  provided  to  the
     Administrator, and (ii) based on security valuations provided by the Trust, the Trust's investment adviser, and pricing service(s), as provided herein;

o    maintain all general ledger accounts and related subledgers;

o    assist in the acquisition of the Trust's fidelity bond required by the 1940
     Act,  monitor  the  amount  of the bond and make the  necessary  Commission filings related thereto;

o    from time to time as the Administrator deems appropriate, check each Fund's compliance  with the policies and  limitations of each Fund relating to the portfolio  investments  as set forth in the  Prospectus  and  Statement  of
     Additional  Information  and  monitor  each  Fund's  status as a  regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (but these  functions  shall not relieve the Trust's  investment
     adviser   and   sub-advisers,   if  any,   of  their   primary   day-to-day
     responsibility for assuring such compliance);

o    maintain,   and/or   coordinate  with  the  other  service   providers  the
     maintenance of, the accounts,  books and other documents  required pursuant to Rule 31a-1(a) and (b) under the 1940 Act;

o    prepare and file state securities  qualification/notice compliance filings, with the advice of the Trust's legal counsel,  upon and in accordance  with instructions from the Trust,  which instructions will include the states to qualify in, the amounts of Shares to initially and subsequently qualify and the warning threshold to be maintained;

o    develop  with legal  counsel and the  secretary  of the Trust an agenda for each board meeting and, if requested by the Trustees, attend board meetings and prepare minutes;

o    prepare Form 1099s for Trustees and other fund vendors;

o    calculate  dividend and capital gains  distributions  subject to review and approval by the Trust and its independent accountants; and

o    generally  assist in the  Trust's  administrative  operations  as  mutually agreed to by the parties.

The duties of the  Administrator  shall be confined to those expressly set forth herein,  and no implied  duties are  assumed by or may be  asserted  against the
Administrator hereunder. These services do not include correcting,  verifying or addressing  any prior  actions or inactions by any Fund or by any prior  service provider.  To the extent the  Administrator  agrees to take such actions,  those actions taken shall be deemed part of the Schedule B.

                                   Schedule C
                                     to the
                  Administration and Fund Accounting Agreement
                                 by and between
                                 ________ Funds
                                       and
                             UMB Fund Services, Inc.

[TO BE PROVIDED]